Exhibit 99.3
NON-GAAP FINANCIAL MEASURES

The terms “EBITDA,” “Adjusted EBITDA,” “Pro Forma EBITDA,” “Pro Forma Adjusted EBITDA,” “Net Debt,” “Pro Forma Net Debt,” “Pro Forma Total Debt” and “Pro Forma Senior Debt” as presented in this Exhibit 99.3, are supplemental measures of Brocade’s performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. They are not measurements of Brocade’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of our liquidity.

Brocade cautions investors that amounts presented in accordance with its definitions of EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA, Net Debt, Pro Forma Net Debt, Pro Forma Total Debt and Pro Forma Senior Debt may not be comparable to similar measures disclosed by other registrants, because not all registrants and analysts calculate EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA, Net Debt, Pro Forma Net Debt, Pro Forma Total Debt and Pro Forma Senior Debt in the same manner. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Please see the footnotes to the tables below for a more thorough discussion of the use of EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA, Net Debt, Pro Forma Net Debt, Pro Forma Total Debt and Pro Forma Senior Debt in this report, including the reasons that Brocade believes this information is useful to management and why it may be useful to investors, and a reconciliation of EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA,Net Debt, Pro Forma Net Debt, Pro Forma Total Debt and Pro Forma Senior Debt to the most directly comparable GAAP financial measures.

In this Exhibit 99.3, Brocade sometimes collectively refers to the acquisition of Foundry, the offering of the senior notes and the entry into its new senior secured credit facility as the Transactions. Brocade’s proposed acquisition of Foundry is referred to as the “merger” or the “acquisition.”

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following table presents summary unaudited pro forma condensed combined financial data which reflects the Transactions. The summary unaudited pro forma condensed combined financial data are derived from and should be read in conjunction with the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this report. The following unaudited pro forma condensed financial data are for informational purposes only and should not considered indicative of actual results that would have been achieved had the Transactions actually been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period.

Unaudited Pro Forma Condensed Combined Financial Data(1)

	Fiscal Year	Twelve Month
	Ended	Period Ended
	October 27, 2007	July 26, 2008
	(in thousands)

Unaudited Pro Forma Condensed Combined Statement of Operations Data:
Net revenues	$2,000,157	$2,047,310
Income from operations	51,559	19,787
Net income (loss)	(62,081)	65,960

As of July 26,
2008
(in thousands)

Unaudited Pro Forma Condensed Combined Balance Sheet Data:
Cash, cash equivalents and investments(2)	$410,696
Working capital	197,308
Total assets	4,190,179
Long-term liabilities	1,845,958
Total stockholders’ equity	1,705,797
Pro Forma Senior Debt(3)	1,515,000
Pro Forma Total Debt(4)	1,684,119
Pro Forma Net Debt(5)	1,273,423

	Fiscal Year	Twelve Month
	Ended	Period Ended
	October 27, 2007	July 26, 2008
	(in thousands)

Unaudited Pro Forma Other Financial Data:
Pro Forma EBITDA(6)	$292,010	$249,218
Pro Forma Adjusted EBITDA(6)	455,072	535,053

Ratio of Pro Forma Adjusted EBITDA to interest expense	3.48	x
Ratio of Pro Forma Senior Debt to Pro Forma Adjusted EBITDA	2.83	x
Ratio of Pro Forma Total Debt to Pro Forma Adjusted EBITDA	3.15	x
Ratio of Pro Forma Net Debt to Pro Forma Adjusted EBITDA	2.38	x

(1)	The summary unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had taken place on October 29, 2006. The unaudited pro forma condensed combined statement of operations for the fiscal year ended October 27, 2007 combines Brocade’s historical consolidated statement of income for the year then ended with Foundry’s historical consolidated statement of income for the fiscal year ended December 31, 2007 and McDATA’s historical consolidated statement of operations for the three months ended October 31, 2006. The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of Brocade and Foundry and has been prepared to reflect the acquisition as if it had been completed on July 26, 2008. Such pro forma information is based upon the historical condensed consolidated balance sheet data of Brocade as of July 26, 2008 and Foundry as of June 30, 2008. The unaudited pro forma condensed combined statement of operations for the twelve months ended July 26, 2008 combines Brocade’s historical consolidated statement of income for the twelve months ended July 26, 2008 with Foundry’s historical statement of income for the six months ended December 31, 2007 and the six months ended June 30, 2008. Foundry’s net revenue and net income for the three months ended December 31, 2007 were $168.7 million and $28.9 million, respectively.

(2)	Includes $13.7 million of cash and cash equivalents, $235.8 million of short-term investments and $161.2 million of long-term investments. Investments include U.S. government and government agency obligations, municipal obligations, and corporate notes and bonds.

(3)	The senior debt includes $1,100.0 million term loan facility, $15.0 million drawn under the $125.0 million revolving credit facility and $400.0 million senior notes.

(4)	Total debt includes the senior debt and $169.1 million McDATA convertible subordinated notes.

(5)	The following table reconciles Pro Forma Net Debt to Pro Forma Total Debt

As of July 26,
2008
(in thousands)

Reconciliation of Pro Forma Net Debt:
Pro Forma Total Debt	$1,684,119
Less: cash and cash equivalents	13,689
Less: short-term and long-term investments	397,007

Pro Forma Net Debt	$1,273,423

(6)	Represents Pro Forma EBITDA and Pro Forma Adjusted EBITDA for Brocade after giving effect to the Transactions as if they had occurred at the beginning of the periods presented. Pro Forma EBITDA and Pro Forma Adjusted EBITDA are supplemental non-GAAP financial measures. GAAP means generally accepted accounting principles in the United States.

Pro Forma EBITDA is defined as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization after giving effect to the Transactions as if they had occurred on July 26, 2008. Pro Forma EBITDA is a measure commonly used by financial analysts in evaluating the operating performance of companies. Accordingly, management believes that Pro Forma EBITDA may be useful for potential purchasers of notes in assessing past operating performance and our ability to meet our debt service requirements. A reconciliation of Pro Forma EBITDA to net income (loss) is provided below.

		Twelve
	Fiscal Year	Month Period
	Ended	Ended
	October 27, 2007	July 26, 2008
	(in thousands)

Reconciliation of Pro Forma EBITDA:
Net income (loss)	$(62,081)	$65,960
Interest expense	159,206	153,886
Income tax expense (benefit)	54,829	(119,704)
Interest income, net(a)	(100,395)	(80,355)
Depreciation and amortization	240,451	229,431

Pro Forma EBITDA	$292,010	$249,218

Pro Forma Adjusted EBITDA is defined as Pro Forma EBITDA adjusted to exclude unusual or one-time non-recurring items, non-cash items and other adjustments. Brocade’s management believes that Pro Forma Adjusted EBITDA may be useful for potential purchasers of notes in assessing Brocade’s operating performance and its ability to meet its debt service requirements following the Transactions because Pro Forma Adjusted EBITDA, as opposed to Pro Forma EBITDA, more accurately reflects past operating performance as it takes into account specific adjustments and one-time non-recurring items. A reconciliation of Pro Forma Adjusted EBITDA to Pro Forma EBITDA is provided below.

		Twelve
	Fiscal Year	Month Period
	Ended	Ended
	October 27, 2007	July 26, 2008
	(in thousands)

Reconciliation of Pro Forma Adjusted EBITDA:
Pro Forma EBITDA	$292,010	$249,218
Non-cash stock based compensation expense(b)	85,248	95,685
Legal fees associated with indemnification obligations, SEC investigation and other related costs, net(c)	46,257	30,210
Provision for class action lawsuit(d)	—	160,000
Acquisition and integration costs(e)	25,450	303
Restructuring and facilities lease losses (benefits), net(f)	393	(477)
Other charges, net(g)	5,714	114

Pro Forma Adjusted EBITDA	$455,072	$535,053

(a)	Amount includes interest and other income (expense), net and gain on the sale of investments.

(b)	The adjustment reflects the effect of non-cash stock compensation expense recorded in the periods presented.

(c)	These expenses consist of non-recurring professional legal and accounting service fees for various matters, including applicable indemnification obligations, defense of Brocade in legal proceedings, the completed internal review and the SEC and Department of Justice joint investigations regarding historical stock option granting practices.

(d)	The adjustment reflects the preliminary settlement reached between Brocade and the lead plaintiff for the federal securities class action on May 30, 2008.

(e)	In connection with the acquisition of McDATA, Brocade recorded acquisition and integration costs during the year ended October 27, 2007, which consisted primarily of costs incurred for consulting services, other professional fees and bonuses paid to transitional employees.

(f)	The adjustment represents estimated facilities lease losses, net of expected sublease income.

(g)	The adjustment reflects Foundry litigation settlement charges relating to professional fees and other costs associated with the investigation of employee stock option grants.